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                                   Exhibit 21
                          SUBSIDIARIES OF THE COMPANY

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                                                  Percentage of    Jurisdiction of
Name of Subsidiary                                  Ownership       Incorporation
Canadian Des Moines Industries Ltd.                    100              Canada
Candraft Detailing Inc.                                100              Canada
Construcciones Pitt-Des Moines Venezuela, C.A.         100              Venezuela
General Steel Corporation                               90              Washington
Hammond Latino Americana, S.A.                         100              Panama
HyCon, Inc.                                            100              Alabama
Hydrostorage, Inc.                                     100              Tennessee
Maintenance Contractors Corp.                          100              Virgin Islands
Oregon Culvert Co., Inc.                               100              Oregon
PDM Argentina, SA                                      100              Argentina
PDM Bahamas Ltd.                                       100              Bahamas
PDM Bonaire, N.V.                                      100              Netherlands Antilles
PDM Bridge Corp.                                       100              Delaware
PDM Chile Limitada                                     100              Chile
PDM El Salvador, S.A. de C.V.                          100              El Salvador
PDM de Guatemala, S.A.                                 100              Guatemala
PDM International Ltd.                                 100              Delaware
PDM Latin America Ltd.                                 100              Georgia
PDM Ohio, Inc.                                         100              Ohio
PDM Peru S.A.C.                                        100              Peru
PDM Strocal, Inc.                                      100              Pennsylvania
PDM-TAI,S.A.                                           100              Venezuela
PDM Virgin Islands, Ltd.                               100              Virgin Islands
Pittsburgh-Des Moines Sdn. Bhd. (PDM Malaysia)         100              Malaysia
P.T. Perkasa Daya Megah (PDM Indonesia)                100              Indonesia
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